Exhibit 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Results for First Quarter Fiscal 2016

•	Record September quarter revenue of $470 million up 66 percent year-over-year

•	Record September quarter non-GAAP EPS of $1.49; GAAP EPS of $0.62

•	Approximately 1.7 million shares, or 5 percent of shares outstanding, repurchased during the quarter

•	Increases available stock repurchase authorization to $273 million

•	Increases revolving credit facility by $100 million

SAN JOSE, Calif. – October 22, 2015 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its first quarter ended September 30, 2015.

Net revenue for the first quarter of fiscal 2016 grew 66 percent over the comparable quarter last year to $470.0 million. Net income for the first quarter of fiscal 2016 was $23.8 million, or $0.62 per diluted share.

Non-GAAP net income for the first quarter of fiscal 2016 grew 39 percent over the prior year period to $56.9 million, or $1.49 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“We are pleased to report record fiscal first quarter revenue and non-GAAP net income as healthy contributions from our fingerprint authentication and display driver products helped offset softness from our PC products,” stated Rick Bergman, President and CEO. “Synaptics is successfully executing across its expanding product roadmap, most recently with the inclusion of force sensing into our ClearPad touch offerings. We are experiencing increasing momentum for our fingerprint authentication and TDDI solutions, which we expect to be significant growth drivers in the second half of the fiscal year.”

First Quarter 2016 Business Metrics

•	Revenue mix from mobile and PC products was approximately 88 percent and 12 percent respectively. Fingerprint authentication products have been classified according to type of device.

•	Revenue from mobile products of $412.1 million was up 106 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint authentication products.

•	Revenue from PC products totaled $57.9 million, a decrease of 30 percent year-over-year, and includes applicable fingerprint authentication products.

Wajid Ali, CFO, added, “Considering our backlog of $214 million entering the December quarter, subsequent bookings, customer forecasts, product sell-in and sell-through timing patterns, as well as expected product mix, we anticipate revenue in the December quarter to be in the range of $460 to $500 million, with the revenue mix from mobile and PC products roughly similar to the preceding quarter. By prudently managing our operating expenses we expect to drive incremental earnings results in the December quarter relative to expected top-line performance.”

Cash at September 30, 2015 was $275 million. In the first quarter of fiscal 2016, cash flow from operations was $12.3 million, and the company used $125 million to repurchase approximately 1.7 million shares of its common stock, or 5 percent of the total shares outstanding. In October, the company increased its revolving credit facility commitment by $100 million for an aggregate of $250 million; $150 million remains available under the credit facility for various purposes, including its stock repurchase program. The company also announced that its board of directors has increased and extended the authorization for stock repurchases by another $200 million, for a total available authorization of $273 million available through October 2017.

Earnings Call Information

The Synaptics first quarter fiscal 2016 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 22, 2015, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-505-9573 (conference ID: 789383) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D and supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	September 30, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$274.5	$399.9
Accounts receivables, net of allowances of $2.9	349.1	324.6
Inventories	146.5	140.2
Prepaid expenses and other current assets	41.9	51.3

Total current assets	812.0	916.0
Property and equipment at cost, net	117.4	123.4
Goodwill	206.8	206.8
Purchased intangibles, net	220.7	235.4
Non-current other assets	37.2	37.8

Total assets	$1,394.1	$1,519.4

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$169.4	$188.5
Accrued compensation	33.7	35.9
Income taxes payable	25.4	34.7
Acquisition-related liabilities	97.6	102.2
Other accrued liabilities	77.5	74.1
Current portion of long-term debt	13.1	11.3

Total current liabilities	416.7	446.7
Long-term debt	227.5	231.1
Deferred tax liabilities	28.7	33.9
Other long-term liabilities	15.5	14.6

Total liabilities	688.4	726.3
Commitments and contingencies
Stockholders’ equity:
Preferred stock;	—	—
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding
Common stock;
$.001 par value; 120,000,000 shares authorized; 58,460,636 and 58,249,107 shares issued, and 36,072,424 and 37,529,608 shares outstanding, respectively	0.1	0.1
Additional paid in capital	858.3	843.8
Less: 22,388,212 and 20,719,499 treasury shares, respectively, at cost	(776.7)	(651.7)
Accumulated other comprehensive income	7.1	7.8
Retained earnings	616.9	593.1

Total stockholders’ equity	705.7	793.1

Total liabilities and stockholders’ equity	$1,394.1	$1,519.4

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Net revenue	$470.0	$282.8
Acquisition and integration related costs (1)	14.5	4.0
Cost of revenue	291.7	158.5

Gross margin	163.8	120.3
Operating expenses
Research and development	80.5	57.5
Selling, general, and administrative	40.2	30.7
Acquisition related costs (2)	7.4	(4.2)
Restructuring costs (3)	1.9	—

Total operating expenses	130.0	84.0

Operating income	33.8	36.3
Interest and other income/(expense), net	(0.8)	0.6

Income before provision for income taxes	33.0	36.9
Provision for income taxes	9.2	10.3

Net income	$23.8	$26.6

Net income per share:
Basic	$0.65	$0.72

Diluted	$0.62	$0.68

Shares used in computing net income per share:
Basic	36.8	37.0

Diluted	38.2	39.2

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets and integration costs associated with acquisitions.
(2)	These acquisition related costs consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	Restructuring costs include severance costs associated with operational restructuring of a recent acquisition.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
GAAP gross margin	$163.8	$120.3
Acquisition and integration related costs	14.5	4.0
Share-based compensation	0.4	0.3

Non-GAAP gross margin	$178.7	$124.6

GAAP gross margin - percentage of revenue	34.9%	42.5%
Acquisition and integration related costs - percentage of revenue	3.1%	1.4%
Share-based compensation - percentage of revenue	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	38.0%	44.1%

GAAP research and development expense	$80.5	$57.5
Acquisition and integration related costs	—	(0.3)
Share-based compensation	(6.5)	(5.4)

Non-GAAP research and development expense	$74.0	$51.8

GAAP selling, general, and administrative expense	$40.2	$30.7
Acquisition and integration related costs	—	(3.1)
Share-based compensation	(5.0)	(3.8)

Non-GAAP selling, general, and administrative expense	$35.2	$23.8

GAAP operating income	$33.8	$36.3
Acquisition and integration related costs	21.9	3.2
Share-based compensation	11.9	9.5
Restructuring costs	1.9	—

Non-GAAP operating income	$69.5	$49.0

GAAP net income	$23.8	$26.6
Acquisition and integration related costs	21.9	3.2
Share-based compensation	11.9	9.5
Other non-cash items, net	(0.2)	(0.3)
Restructuring costs	1.9	—
Tax adjustments	(2.4)	1.9

Non-GAAP net income	$56.9	$40.9

GAAP net income per share - diluted	$0.62	$0.68
Acquisition and integration related costs	0.57	0.08
Share-based compensation	0.31	0.24
Other non-cash items, net	—	(0.01)
Restructuring costs	0.05	—
Tax adjustments	(0.06)	0.05

Non-GAAP net income per share - diluted	$1.49	$1.04